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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Form S-8 (Nos. 333-47747, 333-30915, 333-30913 and 333-16967) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Amendment No. 1 to the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

San Francisco, California

April 13, 1998